Exhibit 10.2

                                  PUT AGREEMENT

      This PUT AGREEMENT ("Agreement") dated as of February 9, 2001, between MR. JOHN A. FRIEDE ("Friede") and MR. ROBERT W. HILL (the "Employee").

                                    RECITALS

      WHEREAS, NOMOS Corporation, a Delaware corporation ("NOMOS"), and Employee have entered into an Employment Agreement of even date herewith (the "Employment Agreement"), pursuant to which NOMOS grants to Employee 350,000 stock options under the NOMOS 1999 Stock Option Plan (the "Options");

      WHEREAS, in return for NOMOS entering into the Employment Agreement, Employee has agreed to remain an employee of NOMOS for a period of not less than two years from the date hereof, in accordance with the terms and conditions of the Employment Agreement; and

      WHEREAS, Friede, who is Chairman of the Board of Directors and a principal shareholder of NOMOS, desires (upon the terms and subject to the conditions of this Agreement) to grant a put option to Employee whereby Employee shall be permitted to sell to Friede shares of common stock of NOMOS held by Employee which have vested in accordance with the terms of the Employment Agreement (the "Shares").

      The parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

1.    RECITALS

The foregoing Recitals are an integral part of this Agreement and all references herein to this Agreement shall include such Recitals.

2.    PUT OPTION OF EMPLOYEE

      (a) At any time, or from time to time, beginning on or after the first anniversary of the date of this Agreement, Employee may require Friede to purchase all or any part of the Shares in accordance with the following schedule:

                                      Maximum No. of Shares
Time Period                           Subject to Put
-----------------------------------   ------------------------------------------

On or after the first anniversary     Up to 116,666.66 Shares
hereof                                (less any put rights previously exercised)

On or after the second anniversary    Up to 233,333.33 Shares
hereof                                (less any put rights previously exercised)

On or after the third anniversary     Up to 350,000 Shares
hereof until the Termination Date     (less any put rights previously exercised)

      (b) Upon completion of an initial public offering of the shares of NOMOS at not less than $4.786 per share (an "Initial Public Offering"), this Agreement shall terminate and be of no further force or effect.

      (c) The purchase price to be paid by Friede to Employee for the Shares for which a put right pursuant to this Section 2 is being exercised (the "Put Price") shall be equal to $ 4.786 cash for each of the Shares being put, with such $ 4.786 purchase price being adjusted from time to time as mutually agreed in writing to properly account for any recapitalization, stock split, or similar transaction.

      (d) Employee may exercise such put right by delivering to Friede (with a copy to NOMOS) a written notice (a "Put Notice") stating that such put right is being exercised and specifying the number of Shares held by Employee for which the put right is being exercised. Friede shall purchase the Shares specified in the applicable Put Notice for the Put Price no later than 90 days after receipt of the applicable Put Notice.

3.    TERMINATION OF EMPLOYMENT

If Employee's employment with NOMOS is terminated for "Cause" (as defined below) at any time prior to the second anniversary of the date hereof, then the put rights granted in this Agreement shall be void and of no further force or effect, Employee shall reimburse Friede for the aggregate Put Price paid by Friede for Shares under this Agreement (if any), and Friede shall transfer to Employee all shares purchased by Friede. If Employee's employment with NOMOS is terminated without Cause at any time prior to the second anniversary of the date hereof, then Employee's put rights for the time periods set forth in Section 2 shall remain in effect, but such rights shall be limited to those Shares existing on the date of termination or Shares acquired by means of Employee exercising his vested options within 30 days after such termination. "Cause" shall mean (i) the commission of a crime involving moral turpitude, theft, fraud or deceit; (ii) conduct which brings NOMOS or any of its related entities into public disgrace or disrepute, (iii) substantial or continued unwillingness to perform duties as reasonably directed by Employee's supervisors pursuant to his Employment Agreement; (iv) gross negligence or deliberate misconduct; (v) any material breach of paragraphs 6 or 7 of the Employment Agreement; or (vi) Employee's own voluntary separation from employment with NOMOS.

4.    TERM

This Agreement shall terminate thirty (30) days after the third anniversary of the date hereof (the "Termination Date"), unless extended by written agreement of the parties.

5.    SUCCESSORS AND ASSIGNS

This Agreement will be binding upon and inure to the benefit of Friede and Employee, and each of their respective assigns, heirs and legal representatives. The obligations of Friede hereunder shall survive the death or disability of Mr. Friede and be a continuing obligation of his estate.

6.    WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.    GOVERNING LAW

This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

8.    SEVERABILITY

Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

9.    COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.   SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Friede and Employee with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


By: /s/ John A. Friede
    -----------------------------------
    Mr. John A. Friede


By: /s/ Robert W. Hill
    -----------------------------------
    Mr. Robert W. Hill